Exhibit 5.1
                        [JENKENS & GILCHRIST LETTERHEAD]




                                 August 19, 1997



Kirby Corporation
1775 St. James Place, Suite 200
Houston, Texas  77056

         Re:  Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to Kirby Corporation, a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about August 19, 1997, under the Securities Act of 1993, as amended (the "Securities Act"), relating to 900,000 shares of the $.10 par value common stock (the "Common Stock") of the Company that may be issued upon the exercise of options granted or that may be granted under 1996 Employee Stock Option Plan for Kirby Corporation (the "1996 Employee Plan").

     You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Restated Articles of Incorporation and the Bylaws of the Company, each as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the 1996 Employee Plan and the reservation of 900,000 shares of Common Stock to be issued upon the exercise of options granted or to be granted under the 1996 Employee Plan (the "Options") and to which the Registration Statement relates; (3) the Registration Statement and exhibits thereto, including the 1996 Employee Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Restated Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent confirmation or verification of their accuracy.

CORPDAL:67031.1 13085-00064

Kirby Corporation
August 19, 1997
Page 2


     Based upon our examination and consideration of, and reliance on, the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that the Company presently has available sufficient shares of authorized but unissued shares of Common Stock from which the 900,000 shares of Common Stock subject to the exercise of Options may be issued. Furthermore, assuming that (i) the outstanding Options were duly granted, the Options to be granted in the future are duly granted in accordance with the terms of the 1996 Employee Plan and the shares of Common Stock to be issued pursuant to the exercise of Options are duly issued in accordance with the terms of the 1996 Employee Plan, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Options, and (iii) the consideration for shares of Common Stock issued pursuant to the exercise of Options is actually received by the Company in accordance with the terms of the 1996 Employee Plan and exceeds the par value of such shares, then we are of the opinion that the shares of Common Stock issued pursuant to the exercise of Options and in accordance with the terms of the 1996 Employee Plan, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,

                                     JENKENS & GILCHRIST,
                                     a Professional Corporation



                                     By: /s/ L. Steven Leshin
                                         -----------------------------
                                         L. Steven Leshin, Authorized Signatory

LSL/ts


CORPDAL:67031.1 13085-00064